EXHIBIT 4.1

                          REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT, dated as of November 21, 2000, between American Medical Alert Corp., a New York corporation with its principal place of business at 3265 Lawson Boulevard, Oceanside, NY 11572 (the "COMPANY"), and Harriett Campbell Incorporated, a New York corporation having an address at 216 East 75th Street, New York, NY 11021.

                                  INTRODUCTION

         Pursuant to the Asset Purchase Agreement (as defined below), dated as of November 21, 2000, the Company has agreed to enter into this Agreement and to grant to the Holder the registration rights set forth herein. In this regard, it is agreed among the parties hereto as follows:

                                    AGREEMENT

         1. CERTAIN DEFINITIONS. As used herein, the following capitalized terms shall have the following respective meanings:

                  "ASSET PURCHASE AGREEMENT" means that certain Asset Purchase Agreement of even date herewith by and among the Company, HCI Acquisition Corp., a New York corporation and wholly-owned subsidiary of the Company, Harriet Campbell Incorporated, a New York corporation, and Angus Campbell, an individual.

                  "CERTIFICATE OF INCORPORATION" shall mean the Certificate of Incorporation of the Company, as amended from time to time.

                  "COMMISSION" shall mean the Securities and Exchange
         Commission.

                  "COMMON STOCK" shall mean the Company's Common Stock, $.01 par value per share.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  "HOLDER" shall mean Harriet Campbell Incorporated, or any assignee of record to whom rights hereunder have been validly assigned pursuant to Section 8.

                  "PERSON" shall mean any individual, corporation, association, partnership, limited liability company, trust or estate, organization, business, government or agency or political subdivision thereof or any other entity.

                  "REGISTRATION EXPENSES" shall have the meaning set forth in
         Section 5.

                  "REGISTRABLE STOCK" shall mean the shares of Common Stock underlying those two Common Stock Purchase Warrants to acquire 133,333 1/3 and 105,000 shares of Common Stock, respectively, subject to adjustment as provided therein (the "Warrants"), which have been acquired by Holder pursuant to a certain Asset Purchase Agreement between Holder and the Company, dated November 21, 2000 (the "Asset Purchase Agreement"), any shares of Common Stock issued with respect to such Common Stock by way of stock dividend, stock split or reclassification of the Common Stock, excluding such shares (a) which have been registered pursuant to an effective registration statement filed under the Securities Act and disposed of in accordance with said registration statement, or (b) which could be, in the opinion of counsel to the Company, publicly sold as of the date in question pursuant to Rule 144 under the Securities Act. In the event of a Reorganization Transaction, which is not a Sale Transaction, as such terms are defined in the Warrants, and if the Company adjusts in good faith the provisions of the Warrants pursuant to Section 4(e) thereof so that the Warrants become exercisable for another class of stock which is registered under the Exchange Act and which is listed for trading on an exchange, market or interdealer quotation system, then the Registrable Stock shall include such class of stock.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                  "SELLING EXPENSES" shall have the meaning set forth in Section 5.

         2. RESTRICTIVE LEGEND. Each certificate representing Registrable Stock shall, except as otherwise provided in this Section 2 or in Section 3, be stamped or otherwise imprinted with a legend substantially in the following form:

                  "TRANSFER OF THIS CERTIFICATE IS RESTRICTED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OF 1933 (THE "ACT") AS AMENDED, AND EACH HOLDER AGREES NOT TO TRANSFER THE SHARES REPRESENTED THEREBY, UNLESS IT HAS RECEIVED AN OPINION OF COUNSEL THAT AN EXEMPTION UNDER THE ACT EXISTS TO PERMIT SAME, OR THAT THE TRANSFER OF THE SHARES IS REGISTERED UNDER THE ACT."

A certificate shall not bear such legend if the transfer of the Registrable Stock has been registered under the Securities Act or if in the opinion of counsel reasonably satisfactory to the Company, the Registrable Stock may be publicly sold without registration under the Securities Act, and is no lnger subject to the restrictions of the Registration Rights Agreement.

         3. NOTICE OF THE PROPOSED TRANSFER. Prior to any proposed transfer of any Registrable Stock (other than under the circumstances described in Section
4), the Holder shall give written notice to the Company of his intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer may be effected without registration under the Securities Act, whereupon the Holder shall be entitled to transfer such Registrable Stock in accordance with the terms of its

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

notice.  The restrictions  provided for in this
Section 3 shall not apply to securities which are not required to bear the legend prescribed by Section 2 in accordance with the provisions of that Section.

         4. REGISTRATION OF SHARES.

                  (a) The Company shall use its best efforts to (i) effect a shelf registration pursuant to Rule 415 promulgated under the Securities Act, by filing a registration statement (the "Registration Statement"), within sixty
(60) days of the date hereof, on Form S-3 or other applicable form, registering for resale the Registrable Stock and (ii) cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended (the "Act") as soon thereafter as reasonably practicable. The Company promptly shall provide Holder with such number of copies of the final prospectus contained in the Registration Statement after it becomes effective as Holder shall reasonably request. In addition, the Company shall use its reasonable best efforts to keep the Registration Statement effective for (i) so long as any of the Warrants are outstanding; and (ii) for a period of 18 months after all such Warrants have been exercised in their entirety or until all the Registrable Stock is sold, whichever is earlier. There shall be no obligation to keep effective a Registration Statement for any Registrable Stock issuable pursuant to any Warrant which has expired or been cancelled prior to the exercise thereof.

                  (b) Notwithstanding anything contained herein to the contrary, the Company shall be entitled to postpone the filing of the Registration Statement otherwise required to be prepared and filed by it in accordance with
Section 4(a) or, in the event the Registration Statement has been declared effective, without suspending such effectiveness, instruct the Holder promptly in writing (or any subsequent holders thereof) not to sell or distribute any Registrable Stock (a "Delay") as long as the reason for non-disclosure continues, if the Company would be required to disclose in the Registration Statement the existence of any fact relating to a material business situation, transaction or negotiation, or would be required to disclose information that the Company has not otherwise made public, in each case, that the Company reasonably determines is in the best interests of the Company not to disclose at such time, and unless and until the Holder furnishes to the Company in writing information that may be required to prepare the disclosure required by Items 507 and 508 of Regulation S-B promulgated under the Act, with respect to Holder's Registrable Stock being sold under the Registration Statement; provided that, with respect to Delays because of information related to the Company (rather than disclosure required to be provided by the Holder), the Company shall only be entitled to a maximum of two (2) Delays per year, each Delay not to exceed a period of sixty (60) days; and further provided, that no period of Delay shall commence within 60 days of a previous Delay; and further provided, that if any Delay extends to a time beyond the expiration of the 18 month period referred to in (a) above, the Company shall use best efforts to keep the Registration Statement effective for another 60 days after such Delay.

                  (c) The Holder shall (i) reasonably cooperate with the Company in connection with the preparation and filing of the Registration Statement and execute and deliver any agreements or instruments reasonably requested by the Company or its counsel in connection therewith and (ii) upon discovery that, or upon the happening of any event as a result of which, the Registration Statement (or any prospectus included therein), as then in effect, includes an

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

untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made (as determined by the Company or its counsel in its sole discretion), forthwith discontinue its disposition of Registrable Stock pursuant to the Registration Statement, until such time as the Holder (or any holders) has received a supplemented or amended prospectus from the Company relating thereto. The Company agrees to use its best efforts to prepare any necessary amendments or supplements to the Registration Statement as soon as reasonably practicable after the same becomes necessary and to provide to the Holder quantities of such amendments or supplements reasonably sufficient for the distribution thereof.

                  (d) With respect to the Registration Statement, the Company shall:

                           (i) Prepare and file with the SEC such amendments and
                  supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                           (ii) Use its best efforts to register and qualify the
                  securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                           (iii) Notify each Holder of Registrable Stock covered
                  by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, following such notification, promptly deliver to each Holder copies of all amendments or supplements referred to in paragraph (i) of this Section 4(d).

                           (iv) Use its  best  efforts  to list the  Registrable
                  Stock covered by such registration statement with any securities exchange or interdealer quotation system on which the equity securities of the Company are then listed or quoted.

         5. EXPENSES. All expenses incurred by the Company in effecting registrations of Registrable Stock pursuant to the provisions of this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of Company counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars and costs of insurance, but excluding any Selling Expenses, are called "REGISTRATION EXPENSES". All underwriting discounts, selling commissions and underwriter expense

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

reimbursement allowances applicable to the sale of Registrable Stock are called "SELLING EXPENSES".

         The Company will pay all Registration Expenses in connection with the registration of Registrable Stock pursuant to the provisions of this Agreement. All Selling Expenses in connection with such registration statement shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.

         6. INDEMNIFICATION AND CONTRIBUTION.

                  (a) In the event of a registration of any of the Registrable Stock under the Securities Act pursuant to the provisions of this Agreement, the Company will indemnify and hold harmless the Holder, against any losses, claims, damages or liabilities, joint or several, to which the Holder may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Stock was registered under the Securities Act pursuant to the provisions of this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based on any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement, and will reimburse the Holder for any legal or other expenses reasonably incurred by him in connection with investigating or defending any such loss, claim, damage, liability or action; provided that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Holder in writing specifically for use in such registration statement or prospectus.

                  (b) In the event of a registration of any of the Registrable Stock under the Securities Act pursuant to the provisions of this Agreement, the Holder will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Stock was registered under the Securities Act pursuant to the provisions of this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein

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

not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided that the Holder will be liable hereunder in an amount not to exceed the net proceeds received by the Holder in the sale of his Registrable Stock pursuant to such registration statement and, in any such case, if and only to the extent that any such loss, claim damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to the Holder, as such, furnished in writing to the Company by the Holder specifically for use in such registration statement or prospectus.

                  (c) Promptly after receipt by an indemnified  party  hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any such liability other than under this Section 6 and shall only relieve it from any liability which it may have to such indemnified party if such indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party under this Section 6 to such effect, the indemnifying party shall not be liable for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be the responsibility of the indemnified party.

                  (d) No settlement may be made of an action against a Person which is required to be indemnified under this agreement, without such Person's consent; provided, however, a settlement of an action that requires only a cash payment may be effected by the indemnifying party without the indemnified Person's consent if full payment of the cash settlement amount is made by or on behalf of the indemnifying party.

                  (e) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) the Holder makes a claim for indemnification pursuant to this Section 6 but it is judicially determined (by entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of the Holder in circumstances for which indemnification is provided under this Section 6, then, and in each such case, the Company and the Holder will contribute to the aggregate losses, claims, damages or liabilities to

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

which they may be subject (after contribution from others) in such proportion so that the Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Stock offered by the registration statement bears to the public offering price of all securities offered by such registration statement (in an amount in any case not to exceed the net proceeds received by the Holder in the sale of his Registrable Stock pursuant to such registration statement), and the Company is responsible for the remaining portion; provided that, in any such case, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                  (f) The provisions of this Section 6 shall survive the termination of this agreement and the disposition by the Holder of its shares of Registrable Stock.

         7. MISCELLANEOUS.

                  (a) Any notice required under any provision of this Agreement to be given shall be deemed to have been adequately given if it is delivered in person or sent by certified mail, return receipt requested, or by private courier service to such party, at the address of such party as set forth above. Notice given under this Agreement shall be effective upon receipt.

                  (b) No failure to exercise and no delay in exercising, on the part of the Company or the Holder of any right, power or privilege granted under this Agreement shall operate as a waiver of such right, power, or privilege. No single or partial exercise by the Company or the Holder of any right, power or privilege granted under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies provided by law.

                  (c) This Agreement may be modified or amended only by a writing signed by the Company and the holders of a majority in interest of the Registrable Stock.

                  (d) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws principles thereof. The headings of this Agreement are for purposes of convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

                  (e) This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, successors, and permitted assigns.

                  (f) This Agreement expresses the entire understanding of the Company and the Holder with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and undertakings of the Company and of the Holder with respect to the subject matter of this Agreement.

                  (g)  This   Agreement   may  be   executed   in  one  or  more
counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one agreement.

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

                  (h) The obligations of the Company to register shares of Registrable Stock under this Agreement shall terminate when the Company's obligation to keep the registration statement effective under Section 4 hereof has been completed.

                  (i) If any provisions of this Agreement shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

                  (j) Whenever the context may require, any pronouns used herein shall include the corresponding masculine, famine or neuter forms and the singular form of names and pronouns shall include the plural and vice-versa.

                  (k) If requested in writing by the Company or by the underwriters for any public offering of securities of the Company pursuant to an effective registration statement under the Securities Act, the Holder shall agree not to sell publicly any shares of Registrable Stock or any other shares of Common Stock (other than shares of Registrable Stock or other shares of Common Stock being registered in such offering), without the consent of such underwriters, for a period of not more than the lesser of (i) 6 months following the effective date of the registration statement relating to such offering, or
(ii) such period to which a President or Executive Vice President of the Company owning shares of stock of the class being registered are bound.

         8. TRANSFER OR ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register a Holder's Registrable Stock granted to each Holder by the Company under Section 4 may be transferred or assigned by such Holder to a transferee or assignee of any of such Holder's Registrable Stock, provided that the Company is given written notice by such Holder at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and provided further that the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement.

         9. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the stock to the public without registration, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                  (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) furnish to each Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any stock without registration.

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

         IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.

                                              AMERICAN MEDICAL ALERT CORP.


                                              By:      /s/ Jack Rhian
                                                 -------------------------------
                                                  Name:
                                                  Title:


                                              HARRIET CAMPBELL INCORPORATED


                                                       /s/  Angus Campbell
                                                 -------------------------------


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